WATFORD REPORTS 2019 THIRD QUARTER RESULTS
PEMBROKE, Bermuda, October 29, 2019 -- (GLOBE NEWSWIRE)-- WATFORD HOLDINGS LTD. (“Watford” or the “Company”) (NASDAQ: WTRE) today reported net income of $0.2 million, after $2.6 million of preference dividends and $4.2 million of accelerated amortization costs related to the redemption of preference shares, for the three months ended September 30, 2019, compared to net income of $18.8 million, after payment of $4.9 million of preference dividends, in the same period in 2018. The results included:

•	Net income available to common shareholders of $0.2 million, or $0.01 per diluted common share, compared to net income of $18.8 million, or $0.83 per diluted common share for the 2018 third quarter;

•	Book value per diluted common share of $42.05 at September 30, 2019;

•
Combined ratio of 104.0%, comprised of a 76.5% loss ratio, a 21.9% acquisition expense ratio and a 5.6% general and administrative expense ratio, compared to a combined ratio of 100.7% for the prior year third quarter, comprised of a 71.5% loss ratio, a 24.9% acquisition expense ratio and a 4.3% general and administrative expense ratio;

•
Net interest income of $29.5 million, a 1.4% yield on average net assets for the 2019 third quarter, compared to net interest income of $27.4 million and a 1.3% yield on average net assets for the 2018 third quarter;

•
Net investment income of $14.0 million, a 0.6% return on average net assets for the 2019 third quarter, compared to net investment income of $21.4 million and a 1.1% return on average net assets for the 2018 third quarter.

•
On July 2, 2019, the Company completed an offering of $175.0 million of 6.5% senior notes, with a maturity date of July 2, 2029. The net proceeds from the offering were used to redeem 76.34% of the Company’s 8½% cumulative redeemable preference shares. In addition to the accelerated amortization noted above, the redeemed preference shares were paid dividends totaling $1.3 million.

Commenting on the 2019 third quarter financial results, John Rathgeber, CEO of Watford, said:
“Our results for the 2019 third quarter, while essentially break even from a net income standpoint, contained many positives and are stronger than a cursory reading of our financials might first reveal.
Due to the refinancing of a sizable portion of our preference shares, this quarter’s results were impacted by charges totaling $5.5 million for accelerated amortization and other one-time payments related to the redemption.

The third quarter results were also impacted by approximately $15 million of net unrealized investment losses in the quarter, which was largely in line with the slight spread widening experienced by the high yield market overall.

Net interest income, at $29.5 million, was up approximately 8% from the 2018 third quarter despite the more recent declining interest rate environment.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The combined ratio was 104.0% and, when adjusted for certain corporate expenses and other underwriting income, the adjusted combined ratio was 101.8%. Given our mix of business and the sizable industry catastrophe events during the quarter, most notably Hurricane Dorian and Typhoon Faxai, we are pleased with the third quarter underwriting results. Our loss reserves for prior accident years continued to hold up well, with slight net favorable development in the quarter.

Insurance and reinsurance market conditions in most lines of business continue to trend more favorably than we have seen in several years, which we believe should translate into even stronger underwriting results in future quarters.

We were also pleased to implement, in connection with our previously announced share repurchase program, a Rule 10b5-1 share repurchase plan, which took effect on September 30, 2019. As the plan incepted at the end of the third quarter, and there is a short settlement lag following trades, the reduction in share count will not be reflected in our financial results until the fourth quarter.

Through nine months, our total book value has increased 8.0% from year-end 2018 and we remain optimistic about continued strong book value growth.”

Underwriting
The following table summarizes the Company’s underwriting results on a consolidated basis:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
	($ in thousands)
Gross premiums written	$249,960	$185,033	35.1%	$598,627	$574,078	4.3%
Net premiums written	155,752	151,677	2.7%	420,509	471,815	(10.9)%
Net premiums earned	125,832	135,624	(7.2)%	423,244	431,889	(2.0)%
Underwriting income (loss) (1)	(5,021)	(912)	(450.5)%	(16,257)	(3,180)	(411.2)%

			% Point Change			% Point Change
Loss ratio	76.5%	71.5%	5.0%	75.2%	72.3%	2.9%
Acquisition expense ratio	21.9%	24.9%	(3.0)%	22.9%	24.7%	(1.8)%
General & administrative expense ratio	5.6%	4.3%	1.3%	5.7%	3.8%	1.9%
Combined ratio	104.0%	100.7%	3.3%	103.8%	100.8%	3.0%
Adjusted combined ratio (2)	101.8%	99.5%	2.3%	101.3%	99.5%	1.8%
(1) Underwriting income (loss) is a non-U.S. GAAP financial measure and is calculated as net premiums earned, less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses. See “Comments on Regulation G” for further discussion, including a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders.
(2) Adjusted combined ratio is a non-U.S. GAAP financial measure and is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss). See “Comments on Regulation G” for further discussion, including a reconciliation of our adjusted combined ratio to our combined ratio.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following table shows the components of our loss and loss adjustment expenses for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums
	($ in thousands)
Current year	$96,417	76.6%	$99,215	73.2%	$318,812	75.3%	$314,381	72.8%
Prior year development (favorable)/adverse	(203)	(0.1)%	(2,258)	(1.7)%	(332)	(0.1)%	(2,294)	(0.5)%
Loss and loss adjustment expenses	$96,214	76.5%	$96,957	71.5%	$318,480	75.2%	$312,087	72.3%
The following table provides summary information regarding premiums written and earned by line of business:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ in thousands)
Gross premiums written:
Casualty reinsurance	$145,129	$80,274	$253,287	$222,636
Other specialty reinsurance	22,453	37,434	84,587	151,083
Property catastrophe reinsurance	3,461	1,353	15,382	8,740
Insurance programs and coinsurance	78,917	65,972	245,371	191,619
Total	$249,960	$185,033	$598,627	$574,078

Net premiums written:
Casualty reinsurance	$92,084	$80,149	$199,226	$221,669
Other specialty reinsurance	22,093	35,466	81,798	138,259
Property catastrophe reinsurance	3,040	1,342	14,643	8,515
Insurance programs and coinsurance	38,535	34,720	124,842	103,372
Total	$155,752	$151,677	$420,509	$471,815

Net premiums earned:
Casualty reinsurance	$52,266	$63,292	$183,085	$206,532
Other specialty reinsurance	31,563	36,987	118,759	125,271
Property catastrophe reinsurance	3,617	2,481	9,707	7,443
Insurance programs and coinsurance	38,386	32,864	111,693	92,643
Total	$125,832	$135,624	$423,244	$431,889
Results for the three months ended September 30, 2019 versus 2018:
Gross and net premiums written in the 2019 third quarter were 35.1% and 2.7% higher, respectively, than the 2018 third quarter. The increase in premiums reflected a higher level of new and renewal business bound in casualty reinsurance and insurance programs and coinsurance. This increase was offset in part by a reduction in other specialty reinsurance premiums in the 2019 third quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Net premiums earned in the 2019 third quarter were 7.2% lower than the 2018 third quarter. The decrease in premiums reflected prior period reduced participations in casualty reinsurance and other specialty reinsurance, offset in part by increased writings in insurance programs and coinsurance.
The loss ratio was 76.5% in the 2019 third quarter compared to 71.5% in the 2018 third quarter. The increase in the loss ratio largely reflects changes in the mix and type of business. In addition, the prior period loss ratio benefited from 1.7 points of net favorable loss reserve development while loss reserve development this quarter was essentially flat.
The acquisition expense ratio was 21.9% in the 2019 third quarter, compared to 24.9% in the 2018 third quarter, reflecting changes in the mix and type of business.
The general and administrative expense ratio was 5.6% in the 2019 third quarter, compared to 6.5% in the 2019 second quarter and 4.3% in the 2018 third quarter. The 0.9 point decrease this quarter versus the 2019 second quarter reflected the timing of certain long-term incentive compensation expenses, including a one-time accelerated expense equating to approximately 1.0% of earned premium in the 2019 second quarter. The 1.3 point increase versus the prior year third quarter was attributable to ongoing public company expenses. Removing certain corporate expenses, our adjusted general and administrative expense ratio was 3.9% in the 2019 third quarter compared to 3.3% in the 2019 second quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Investments
The following table summarizes the Company’s key investment returns on a consolidated basis:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ in thousands)
Interest income	$41,376	$38,704	$123,113	$109,830
Investment management fees - related parties	(4,606)	(4,314)	(13,585)	(12,616)
Borrowing and miscellaneous other investment expenses	(7,234)	(6,993)	(23,143)	(19,636)
Net interest income	29,536	27,397	86,385	77,578
Realized gains (losses) on investments	645	4,004	2,716	(9,387)
Unrealized gains (losses) on investments	(15,291)	(7,621)	15,422	(6,850)
Investment performance fees - related parties	(850)	(2,407)	(8,342)	(6,606)
Net investment income (loss)	$14,040	$21,373	$96,181	$54,735

Unrealized gains on investments (balance sheet)	$46,193	$49,325	$46,193	$49,325
Unrealized losses on investments (balance sheet)	(140,987)	(64,841)	(140,987)	(64,841)
Net unrealized gains (losses) on investments (balance sheet)	$(94,794)	$(15,516)	$(94,794)	$(15,516)

Net interest income yield on average net assets (1)	1.4%	1.3%	4.1%	3.9%
Non-investment grade portfolio (1)	1.7%	1.7%	5.2%	5.1%
Investment grade portfolio (1)	0.6%	0.5%	1.8%	1.4%
Net investment income return on average net assets (1)	0.6%	1.1%	4.5%	2.8%
Non-investment grade portfolio (1)	0.6%	1.4%	5.1%	4.2%
Investment grade portfolio (1)	0.8%	0.4%	2.9%	0.1%

Net investment income return on average total investments (2)	0.5%	0.8%	3.5%	2.1%
Non-investment grade portfolio (2)	0.5%	1.1%	4.3%	3.4%
Investment grade portfolio (2)	0.8%	0.4%	2.9%	0.1%
(1) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. For the three- and nine-month period, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, revolving credit agreement borrowings are not subtracted from the net assets calculation. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net interest income yield on average net assets and net investment income return on average net assets.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments. For the three- and nine-month period, average total investments is calculated using the averages of each quarterly period. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net investment income return on average total investments.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following chart shows the composition of our non-investment grade and investment grade portfolios as of September 30, 2019:

As of September 30, 2019
Non-Investment Grade
($ in millions)
Total non-investment grade investments	$1,876.3

Portfolio allocation by asset class:
Term loans	55.4%
Corporate bonds	14.8%
Asset-backed securities	10.4%
Short-term investments	11.9%
Equities	5.4%
Other investments	1.6%
Mortgage-backed securities	0.5%
Total	100.0%

As of September 30, 2019
Investment Grade
($ in millions)
Total investment grade investments	$893.5

Portfolio allocation by asset class:
U.S. government and government agency bonds	33.5%
Corporate bonds	17.4%
Asset-backed securities	16.1%
Non-U.S. government and government agency bonds	15.2%
Short-term investments	15.1%
Mortgage-backed securities	2.5%
Municipal government and government agency bonds	0.2%
Total	100.0%

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Corporate Function
The Company has a corporate function that includes general and administrative expenses related to corporate activities, interest expense, net foreign exchange gains (losses), income tax expense and items related to the Company’s contingently redeemable preference shares.
The Company incurred an interest expense of $2.8 million for the three and nine months ended September 30, 2019, in relation to the 6.5% senior notes issued on July 2, 2019. Interest will be paid semi-annually in arrears on January 2 and July 2, commencing January 2, 2020.
There were net foreign exchange gains for the 2019 third quarter of $0.2 million, compared to net foreign exchange gains for the 2018 third quarter of $2.6 million. There were net foreign exchange losses for the nine months ended September 30, 2019 of $0.7 million, compared to a net foreign exchange gains for the nine months ended September 30, 2018 of $1.8 million.
Preference dividends for the 2019 third quarter were $2.6 million, inclusive of the final $1.3 million paid on the shares that were redeemed, compared to $4.9 million for the 2018 third quarter. Preference dividends for the nine months ended September 30, 2019 were $12.4 million, compared to $14.7 million for the nine months ended September 30, 2018.
During the 2019 third quarter, the Company incurred an expense of $4.2 million related to the accelerated amortization of issuance and discount costs on the preference shares redeemed on August 1, 2019.
The dividend rate on the remaining 2,145,202 preference shares will be adjusted quarterly to a rate equal to the 3-month USD LIBOR on the first calendar day of the quarter (or the next business day, if such first day is not a business day) plus a margin of 6.678%.
Conference Call
The Company will hold a conference call on Wednesday, October 30, 2019 at 1:00 p.m. Eastern time to discuss its 2019 third quarter results. A live webcast of this call will be available via the Investors section of the Company’s website at http://investors.watfordre.com. A replay of the conference call will also be available via the Investors section of the Company’s website beginning on November 1st.
About Watford Holdings Ltd.
Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $1.2 billion in capital as of September 30, 2019, comprised of: $172.4 million of senior notes, $52.3 million of contingently redeemable preference shares and $960.8 million of common shareholders’ equity, with operations in Bermuda, the United States and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” from Kroll Bond Rating Agency.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	(Unaudited)
	September 30,	December 31,
	2019	2018
Assets	($ in thousands)
Investments:
Term loans, fair value option (Amortized cost: $1,109,393 and $1,055,664)	$1,040,983	$1,000,652
Fixed maturities, fair value option (Amortized cost: $583,530 and $972,653)	563,214	922,819
Short-term investments, fair value option (Cost: $359,837 and $281,959)	357,611	282,132
Equity securities, fair value option	56,905	56,638
Other investments, fair value option	29,583	49,762
Investments, fair value option	2,048,296	2,312,003
Fixed maturities, available for sale (Amortized cost: $675,542 and $397,509)	678,094	393,351
Equity securities, fair value through net income	43,488	33,013
Total investments	2,769,878	2,738,367
Cash and cash equivalents	80,390	63,529
Accrued investment income	18,277	19,461
Premiums receivable	302,265	227,301
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	144,437	86,445
Prepaid reinsurance premiums	129,909	61,587
Deferred acquisition costs, net	67,241	80,858
Receivable for securities sold	25,283	24,507
Intangible assets	7,650	7,650
Funds held by reinsurers	51,134	44,830
Other assets	15,031	18,321
Total assets	$3,611,495	$3,372,856
Liabilities
Reserve for losses and loss adjustment expenses	$1,164,945	$1,032,760
Unearned premiums	454,148	390,114
Losses payable	63,731	24,750
Reinsurance balances payable	79,264	21,034
Payable for securities purchased	40,586	60,142
Payable for securities sold short	65,736	8,928
Revolving credit agreement borrowings	519,197	693,917
Senior notes	172,350	—
Amounts due to affiliates	4,700	5,888
Investment management and performance fees payable	13,647	3,807
Other liabilities	20,137	20,916
Total liabilities	$2,598,441	$2,262,256
Commitments and contingencies
Contingently redeemable preference shares	52,281	220,992
Shareholders’ equity
Common shares ($0.01 par; shares authorized: 120 million; shares issued and outstanding: 22,692,300 and 22,682,875)	227	227
Additional paid-in capital	897,900	895,386
Retained earnings (deficit)	60,334	(1,275)
Accumulated other comprehensive income (loss)	2,312	(4,730)
Total shareholders’ equity	960,773	889,608
Total liabilities, contingently redeemable preference shares and shareholders’ equity	$3,611,495	$3,372,856

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED STATEMENT OF INCOME (LOSS) (UNAUDITED)

	(Unaudited)			(Unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change QTR %	2019	2018	Change YTD %
Revenues	($ in thousands except share and per share data)
Gross premiums written	$249,960	$185,033	35%	$598,627	$574,078	4%
Gross premiums ceded	(94,208)	(33,356)	182%	(178,118)	(102,263)	74%
Net premiums written	155,752	151,677	3%	420,509	471,815	(11)%
Change in unearned premiums	(29,920)	(16,053)	86%	2,735	(39,926)	(107)%
Net premiums earned	125,832	135,624	(7)%	423,244	431,889	(2)%
Other underwriting income (loss)	579	703	(18)%	1,844	2,092	(12)%
Interest income	41,376	38,704	7%	123,113	109,830	12%
Investment management fees - related parties	(4,606)	(4,314)	7%	(13,585)	(12,616)	8%
Borrowing and miscellaneous other investment expenses	(7,234)	(6,993)	3%	(23,143)	(19,636)	18%
Net interest income	29,536	27,397	8%	86,385	77,578	11%
Realized and unrealized gains (losses) on investments	(14,646)	(3,617)	305%	18,138	(16,237)	(212)%
Investment performance fees - related parties	(850)	(2,407)	(65)%	(8,342)	(6,606)	26%
Net investment income (loss)	14,040	21,373	(34)%	96,181	54,735	76%
Total revenues	140,451	157,700	(11)%	521,269	488,716	7%
Expenses
Loss and loss adjustment expenses	(96,214)	(96,957)	(1)%	(318,480)	(312,087)	2%
Acquisition expenses	(27,612)	(33,778)	(18)%	(97,003)	(106,708)	(9)%
General and administrative expenses	(7,027)	(5,801)	21%	(24,018)	(16,274)	48%
Interest expense	(2,841)	—	100%	(2,841)	—	100%
Net foreign exchange gains (losses)	167	2,582	(94)%	(711)	1,847	(138)%
Total expenses	(133,527)	(133,954)	—%	(443,053)	(433,222)	2%
Income (loss) before income taxes	6,924	23,746	(71)%	78,216	55,494	41%
Income tax expense	—	—	—%	(20)	(27)	(26)%
Net income (loss) before preference dividends	6,924	23,746	(71)%	78,196	55,467	41%
Preference dividends	(2,608)	(4,909)	(47)%	(12,423)	(14,724)	(16)%
Accelerated amortization of costs related to the redemption of preference shares	(4,164)	—	100%	(4,164)	—	100%
Net income (loss) available to common shareholders	$152	$18,837	(99)%	$61,609	$40,743	51%
Earnings (loss) per share:
Basic	$0.01	$0.83	(99)%	$2.71	$1.80	51%
Diluted	$0.01	$0.83	(99)%	$2.71	$1.80	51%
Weighted average number of ordinary shares used in the determination of earnings (loss) per share:
Basic	22,765,802	22,682,875	—%	22,729,848	22,682,875	—%
Diluted	22,776,204	22,682,875	—%	22,734,464	22,682,875	—%

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Numerator:	($ in thousands except share and per share data)
Net income (loss) before preference dividends	$6,924	$23,746	$78,196	$55,467
Preference dividends	(2,608)	(4,909)	(12,423)	(14,724)
Accelerated amortization of costs related to the redemption of preference shares	(4,164)	—	(4,164)	—
Net income (loss) available to common shareholders	$152	$18,837	$61,609	$40,743
Denominator:
Weighted average common shares outstanding - basic	22,765,802	22,682,875	22,729,848	22,682,875
Effect of dilutive common share equivalents:
Weighted average non-vested restricted share units (1)	10,402	—	4,616	—
Weighted average common shares outstanding - diluted	22,776,204	22,682,875	22,734,464	22,682,875
Earnings (loss) per common share:
Basic	$0.01	$0.83	$2.71	$1.80
Diluted	$0.01	$0.83	$2.71	$1.80
(1) During the second quarter of 2019, the Company granted 165,287 restricted share units and common shares to certain employees and directors, 82,360 of which are non-vested as of September 30, 2019.

	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2018
Numerator:	($ in thousands except share and per share data)
Total shareholders’ equity	$960,773	$961,296	$941,891	$889,608
Denominator:
Common shares outstanding - basic	22,765,802	22,765,802	22,682,875	22,682,875
Effect of dilutive common share equivalents:
Non-vested restricted share units (1)	82,360	82,360	—	—
Common shares outstanding - diluted	22,848,162	22,848,162	22,682,875	22,682,875

Book value per common share	$42.20	$42.23	$41.52	$39.22
Book value per diluted common share	$42.05	$42.07	$41.52	$39.22
(1) During the second quarter of 2019, the Company granted 165,287 restricted share units and common shares to certain employees and directors, 82,360 of which are non-vested as of September 30, 2019.
Comments on Regulation G
Throughout this release, the Company presents its operations in the way it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use the Company’s financial information in evaluating the performance of the Company and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP financial measures in assessing the Company’s overall financial performance.
This presentation includes the use of “underwriting income (loss)” (which is defined as net premiums earned less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses), “adjusted underwriting income (loss)” (which is defined as underwriting

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

income (loss) plus other underwriting income (loss) less certain corporate expenses), and “adjusted combined ratio” (which is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss)). Certain corporate expenses are generally comprised of non-recurring costs of the holding company, such as costs associated with the initial setup of subsidiaries, as well as costs associated with the ongoing operations of the holding company such as compensation of certain executives.
The presentation of underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net income (loss) available to common shareholders (the most directly comparable GAAP financial measure) in accordance with Regulation G is included on the following pages of this release.
Underwriting income (loss) is useful in evaluating our underwriting performance, without regard to other underwriting income (losses), net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses and preference dividends, and adjusted underwriting income (loss) is useful in evaluating our underwriting performance, without regard to net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses, preference dividends and certain corporate expenses, and the adjusted combined ratio is a key indicator of our profitability, without regard to certain corporate expenses.  The Company believes that preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) and certain corporate expenses in any particular period are not indicative of the performance of, or trends in, the Company’s underwriting performance. Although preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and other underwriting income (loss) are an integral part of the Company’s operations, the decision to realize investment gains or losses, the recognition of the change in the carrying value of investments accounted for using the fair value option in net realized gains or losses, and the recognition of foreign exchange gains or losses are independent of the underwriting process and result, in large part, from general economic and financial market conditions. Furthermore, certain users of the Company’s financial information believe that, for many companies, the timing of the realization of investment gains or losses is largely opportunistic. The Company believes that certain corporate expenses, due to their non-recurring nature, are not indicative of the performance of, or trends in, the Company’s business performance. Due to these reasons, the Company excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) from the calculation of underwriting income (loss), and excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and certain corporate expenses from the calculation of adjusted underwriting income (loss) and the adjusted combined ratio.
The Company believes that showing underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio exclusive of the items referred to above reflects the underlying fundamentals of the Company’s business since the Company evaluates the performance of its business using underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio. The Company believes that this presentation enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. The Company also believes that this measure follows industry practice and, therefore, allows the users of the Company’s financial information to compare the Company’s performance with its industry peer group. The Company believes that the equity analysts and certain rating agencies, which follow the Company and the insurance industry as a whole generally exclude these items from their analysis for the same reasons.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

This presentation also includes the non-investment grade portfolio and investment grade portfolio components of our investment returns: “net interest income yield on average net assets” (calculated as net interest income divided by average net assets), “net investment income return on average total investments” (calculated as net investment income divided by average total investments), and “net investment income return on average net assets” (calculated as net investment income divided by average net assets). Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payables for securities sold short. For the three and nine-month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss) or the net assets calculation.
The presentation of the separate components of our investment returns (non-investment grade portfolio and investment grade portfolio) are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net interest income and net investment income (loss), the most directly comparable GAAP financial measures, in accordance with Regulation G is included on the following pages of this release.
The non-investment grade portfolio and investment grade portfolio components of our investment returns (net interest income yield on average net assets, net investment income return on average net assets and on average total investments, respectively) are useful in evaluating our investment performance. The non-investment grade portfolio components of these investment returns reflect the performance of our investment strategy under HPS Investment Partners, LLC (“HPS”), which includes the use of leverage. The investment grade portfolio component of these returns reflect the performance of the investment portfolios that predominantly support our underwriting collateral.
The following tables presents a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders, and a reconciliation of adjusted underwriting income (loss) to underwriting income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ in thousands)
Net income (loss) available to common shareholders	$152	$18,837	$61,609	$40,743
Preference dividends	2,608	4,909	12,423	14,724
Accelerated amortization of costs related to the redemption of preference shares	4,164	—	4,164	—
Net income (loss) before dividends	6,924	23,746	78,196	55,467
Income tax expense	—	—	20	27
Interest expense	2,841	—	2,841	—
Net foreign exchange (gains) losses	(167)	(2,582)	711	(1,847)
Net investment (income) loss	(14,040)	(21,373)	(96,181)	(54,735)
Other underwriting (income) loss	(579)	(703)	(1,844)	(2,092)
Underwriting income (loss)	(5,021)	(912)	(16,257)	(3,180)
Certain corporate expenses	2,172	947	8,930	3,100
Other underwriting income (loss)	579	703	1,844	2,092
Adjusted underwriting income (loss)	$(2,270)	$738	$(5,483)	$2,012

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The adjusted combined ratio reconciles to the combined ratio for the three and nine months ended September 30, 2019 and 2018 as follows:

	Three Months Ended September 30,
	2019			2018
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$96,214	$—	$96,214	$96,957	$—	$96,957
Acquisition expenses	27,612	—	27,612	33,778	—	33,778
General & administrative expenses (1)	7,027	(2,172)	4,855	5,801	(947)	4,854
Net premiums earned (1)	125,832	579	126,411	135,624	703	136,327

Loss ratio	76.5%			71.5%
Acquisition expense ratio	21.9%			24.9%
General & administrative expense ratio (1)	5.6%			4.3%
Combined ratio	104.0%			100.7%
Adjusted loss ratio			76.1%			71.1%
Adjusted acquisition expense ratio			21.8%			24.8%
Adjusted general & administrative expense ratio			3.9%			3.6%
Adjusted combined ratio			101.8%			99.5%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

	Nine Months Ended September 30,
	2019			2018
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$318,480	$—	$318,480	$312,087	$—	$312,087
Acquisition expenses	97,003	—	97,003	106,708	—	106,708
General & administrative expenses (1)	24,018	(8,930)	15,088	16,274	(3,100)	13,174
Net premiums earned (1)	423,244	1,844	425,088	431,889	2,092	433,981

Loss ratio	75.2%			72.3%
Acquisition expense ratio	22.9%			24.7%
General & administrative expense ratio (1)	5.7%			3.8%
Combined ratio	103.8%			100.8%
Adjusted loss ratio			74.9%			71.9%
Adjusted acquisition expense ratio			22.8%			24.6%
Adjusted general & administrative expense ratio			3.6%			3.0%
Adjusted combined ratio			101.3%			99.5%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the components of our total investment return for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30, 2019				Three Months Ended September 30, 2018
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$35,014	$6,362	$—	$41,376	$34,338	$4,366	$—	$38,704
Investment management fees - related parties	(4,204)	(402)	—	(4,606)	(4,008)	(306)	—	(4,314)
Borrowing and miscellaneous other investment expenses	(3,573)	(225)	(3,436)	(7,234)	(4,050)	(80)	(2,863)	(6,993)
Net interest income	27,237	5,735	(3,436)	29,536	26,280	3,980	(2,863)	27,397
Net realized gains (losses) on investments	(750)	1,395	—	645	4,095	(91)	—	4,004
Net unrealized gains (losses) on investments (1)	(15,668)	377	—	(15,291)	(7,129)	(492)	—	(7,621)
Investment performance fees - related parties	(850)	—	—	(850)	(2,407)	—	—	(2,407)
Net investment income (loss)	$9,969	$7,507	$(3,436)	$14,040	$20,839	$3,397	$(2,863)	$21,373

Average total investments (2)	$1,854,911	$915,081	$—	$2,769,992	$1,924,657	$827,085	$—	$2,751,742
Average net assets (3)	$1,586,134	$915,632	$(328,751)	$2,173,015	$1,501,942	$827,058	$(295,647)	$2,033,353

Net interest income yield on average net assets (3)	1.7%	0.6%		1.4%	1.7%	0.5%		1.3%
Net investment income return on average total investments (2)	0.5%	0.8%		0.5%	1.1%	0.4%		0.8%
Net investment income return on average net assets (3)	0.6%	0.8%	(1.0)%	0.6%	1.4%	0.4%	(1.0)%	1.1%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments. For the three-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2018
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$104,845	$18,268	$—	$123,113	$97,594	$12,236	$—	$109,830
Investment management fees - related parties	(12,446)	(1,139)	—	(13,585)	(11,728)	(888)	—	(12,616)
Borrowing and miscellaneous other investment expenses	(12,240)	(667)	(10,236)	(23,143)	(11,575)	(274)	(7,787)	(19,636)
Net interest income	80,159	16,462	(10,236)	86,385	74,291	11,074	(7,787)	77,578
Net realized gains (losses) on investments	392	2,324	—	2,716	(5,198)	(4,189)	—	(9,387)
Net unrealized gains (losses) on investments (1)	7,446	7,976	—	15,422	(560)	(6,290)	—	(6,850)
Investment performance fees - related parties	(8,342)	—	—	(8,342)	(6,606)	—	—	(6,606)
Net investment income (loss)	$79,655	$26,762	$(10,236)	$96,181	$61,927	$595	$(7,787)	$54,735

Average total investments (2)	$1,874,014	$910,784	$—	$2,784,798	$1,833,711	$799,012	$—	$2,632,723
Average net assets (3)	$1,546,871	$909,169	$(324,452)	$2,131,588	$1,465,589	$801,481	$(282,191)	$1,984,879

Net interest income yield on average net assets (3)	5.2%	1.8%		4.1%	5.1%	1.4%		3.9%
Net investment income return on average total investments (2)	4.3%	2.9%		3.5%	3.4%	0.1%		2.1%
Net investment income return on average net assets (3)	5.1%	2.9%	(3.2)%	4.5%	4.2%	0.1%	(2.8)%	2.8%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments. For the nine-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	As of September 30, 2019				As of September 30, 2018
	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total
	($ in thousands)
Average total investments - QTD	$1,854,911	$915,081	$—	$2,769,992	$1,924,657	$827,085	$—	$2,751,742
Average total investments - YTD	1,874,014	910,784	—	2,784,798	1,833,711	799,012	—	2,632,723

Average net assets - QTD	1,586,134	915,632	(328,751)	2,173,015	1,501,942	827,058	(295,647)	2,033,353
Average net assets - YTD	1,546,871	909,169	(324,452)	2,131,588	1,465,589	801,481	(282,191)	1,984,879

Total investments	$1,876,346	$893,532	$—	$2,769,878	$1,928,336	$847,644	$—	$2,775,980
Accrued Investment Income	13,805	4,472	—	18,277	14,082	3,568	—	17,650
Receivable for Securities Sold	25,274	9	—	25,283	35,956	197	—	36,153
Less: Payable for Securities Purchased	36,870	3,716	—	40,586	127,708	7,982	—	135,690
Less: Payable for Securities Sold Short	65,736	—	—	65,736	9,288	—	—	9,288
Less: Revolving credit agreement borrowings	190,447	—	328,750	519,197	322,455	—	301,487	623,942
Net assets	$1,622,372	$894,297	$(328,750)	$2,187,919	$1,518,923	$843,427	$(301,487)	$2,060,863
Non-investment grade borrowing ratio (1)	11.7%				21.2%

Unrealized gains on investments	$34,794	$11,399	$—	$46,193	$49,208	$117	$—	$49,325
Unrealized losses on investments	(131,453)	(9,534)	—	(140,987)	(49,227)	(15,614)	—	(64,841)
Net unrealized gains (losses) on investments	$(96,659)	$1,865	$—	$(94,794)	$(19)	$(15,497)	$—	$(15,516)
(1) The non-investment grade borrowing ratio is calculated as revolving credit agreement borrowings divided by net assets.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology.
Forward-looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this release, in the Company’s Registration Statement on Form S-1 (File No. 333-230080) (as amended, the “Form S-1”) filed with the Securities and Exchange Commission (the “SEC”), and in the Company’s periodic reports filed with the SEC, and include:

•	our limited operating history;

•	fluctuations in the results of our operations;

•	our ability to compete successfully with more established competitors;

•	our losses exceeding our reserves;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	our dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•	our potential inability to pay dividends or distributions;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	our dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;

•	the suspension or revocation of our subsidiaries’ insurance licenses;

•	Watford Holdings potentially being deemed an investment company under U.S. federal securities law;

•	the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company (“PFIC”);

•	our dependence on certain subsidiaries of Arch Capital Group Ltd. (“Arch”) for services critical to our underwriting operations;

•	changes to our strategic relationship with Arch or the termination by Arch of any of our services agreements or quota share agreements;

•	our dependence on HPS and Arch Investment Management Ltd. (“AIM”) to implement our investment strategy;

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

•	the termination by HPS or AIM of any of our investment management agreements;

•	risks associated with our investment strategy being greater than those faced by competitors;

•	changes in the regulatory environment;

•	our potentially becoming subject to U.S. federal income taxation;

•	our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act (“FATCA”) provisions; and

•
the other matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of the Company’s Form S-1, as well as the other factors set forth in the Company’s other documents on file with the SEC, and management’s response to any of the aforementioned factors.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contacts
Robert L. Hawley: (441) 278-3456
rhawley@watfordre.com

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com